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                                BELLSOUTH CORPORATION
                           OFFICER ESTATE ENHANCEMENT PLAN

                                      Agreement

An Agreement is hereby entered into between BellSouth Corporation (the "Employer") and John L. Clendenin (the "Participant"), by and through Participant's Assignee (the "Assignee"), to be effective December 31, 1996. The Agreement is incident to Participant's election for coverage under the Employer Officer Estate Enhancement Plan (the "Plan"); Assignee and Employer hereby certify, acknowledge and agree as follows:

1. Employer and Assignee shall cause to be issued by the insurer a Policy insuring the life of Participant pursuant to the provisions of the Plan.

2.  The Policy shall be owned by Employer as provided in the Plan.

3. The Policy shall be issued by American General Life Insurance Company with an "Option B" death benefit and an initial basic face amount of $3,103,736.

4.  The Policy's effective date shall be November 1, 1996.

5. Subject to the terms of the Plan, Employer agrees to pay a Policy premium, inclusive of the Participant's Premium, of $155,416 before January 1, 1997 and on each Policy anniversary thereafter that is a Premium Payment Year.

6.  The Premium Payment Years shall be 1996 to 2010 inclusive.

7.  The Participant's Coverage Amount shall be $3,103,736.

8.  The Policy's maturity date shall be November 1, 2034.

9. Assignee has read and understands the provisions of the Plan, and agree that all terms and conditions specified in the Plan are hereby incorporated by reference as though fully set forth herein and form a part of this Agreement.



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Name of Assignee                       Signature of Assignee

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                                       Date

         Address of Assignee:
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Name of Employer Representative        Signature of Employer Representative

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                                       Date

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                                BELLSOUTH CORPORATION
                           OFFICER ESTATE ENHANCEMENT PLAN



1.  PURPOSE

    The purpose of the BellSouth Corporation Officer Estate Enhancement Plan (the "Plan") is to provide select officers of BellSouth Corporation (the "Company") insurance coverage pursuant to a split-dollar life insurance arrangement with the Company.

2.  DEFINITIONS

    For purposes of this Plan, the following terms have the meanings set forth below:

    2.01 AGREEMENT means the Agreement executed by Participant (or Assignee) and Employer implementing the terms of this Plan.

    2.02 ASSIGNEE means that person(s) or entity to whom the Participant has assigned his/her interest in the Policy by designating said Assignee on forms provided by Employer. If the Participant's Policy is a Survivorship Policy and if the Participant has not designated an Assignee, then, after the Participant's death, if the Participant's spouse survives, the Assignee shall be that person or entity who succeeds to the Participant's interest in the Participant's Policy after the death of the Participant.

    2.03 COMMITTEE means the Employee Benefit Claims Review Committee of BellSouth Corporation.

    2.04 EMPLOYEE means an employee or former employee of Employer who is eligible to participate in the Plan.

    2.05      EMPLOYER means BellSouth Corporation.

    2.06 EMPLOYER DEATH BENEFIT means the portion of the Policy's death benefit payable to Employer.

    2.07 INSURER means, with respect to a Participant's Policy, the insurance company issuing the Policy on the Participant's life (or on the lives of the Participant and a Participant's spouse, if a Survivorship Policy is used) pursuant to the provisions of the Plan.

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    2.08      PARTICIPANT means an eligible Employee who elects to participate in the Plan.

    2.09 PARTICIPANT'S COVERAGE AMOUNT means the portion of the Policy's death benefit payable to the beneficiary(ies) of the Participant (or Assignee) as indicated in the Agreement.

    2.10 PARTICIPANT PREMIUM means, with respect to each Premium Payment Year for each Policy, the one year term cost for such Premium Payment Year determined based on the age of the Participant (or on the ages of the Participant and Participant's spouse if a Survivorship Policy is used) at the beginning of such Premium Payment Year, the Insurer's published one year term rates in effect at the beginning of the Premium Payment Year, and the Coverage Amount provided under the Policy. The amount shall be determined pursuant to the guidelines set forth in Revenue Ruling 66-110 and Revenue Ruling 67-154, and shall be conclusively determined by the Employer.

    2.11 PERMANENT POLICY means a Policy which is projected to provide the Participant's Coverage Amount to the maturity date listed in the Agreement for the Policy, with no further premium payments. Such protection shall be provided by the Insurer or the Insurer's representative, and shall be based on the then-current interest crediting rate and mortality charges, or dividend rate, applicable to the Policy.

    2.12 POLICY means the life insurance coverage acquired on the life of the Participant (or on the lives of the Participant and a Participant's spouse, in the case of a Survivorship Policy) by Employer.

    2.13      POLICY OWNER means the Employer.

    2.14 PREMIUM means, with respect to a Participant's Policy, the amount the Employer is obligated, pursuant to the terms of the Agreement, to pay to the Insurer with respect to a Participant's Policy.

    2.15 PREMIUM PAYMENT YEAR means, with respect to a Policy, a year listed as a Premium Payment Year for the Policy in the Agreement.

    2.16 SURVIVORSHIP POLICY means a Policy insuring the lives of the Participant and a Participant's spouse, with the death benefit payable at the death of the last survivor of the Participant and his/her spouse.


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3.  PARTICIPATION

    The Chairman of the Board, President, and Chief Executive Officer of the Employer as of December 1, 1996 shall be eligible to participate in the Plan.

4.  AMOUNT AND TYPE OF COVERAGE

    The amount and type of coverage provided under the Policy shall be that amount and type specified in the Agreement.

5.  PAYMENT OF PREMIUMS

    5.01 EMPLOYER PAYMENTS. Within 30 days of each Policy Anniversary that is a Premium Payment Year, Employer shall pay the Premium specified in the Participant's Agreement.

    5.02 PARTICIPANT PAYMENTS. For each Premium Payment Year, the Participant (or Assignee) shall pay a portion of the policy premium equal to the Participant Premium. This amount shall be collected by Employer from the Participant (or Assignee), and shall be paid by Employer to the Insurer. The Employer may collect such amount through regular payroll deductions or in any reasonable manner as it determines.

    5.03 TERMINATION EVENTS. Employer's obligation to pay Premiums with respect to a Participant's Policy shall terminate:

              a. Automatically upon the death of the Participant (or upon the death of the survivor of the Participant and the Participant's spouse, if the Policy is a Survivorship Policy).

              b. Upon the mutual written agreement of Employer and Participant (or Assignee).

6.  POLICY OWNERSHIP

    6.01 OWNERSHIP. Employer shall be the owner of a Participant's Policy and shall be entitled to exercise the rights of ownership, except that the following rights shall be exercisable by the Participant (or Assignee): (i) the right to designate the beneficiary(ies) to receive payment of that portion of the death benefit under the Participant's Policy equal to the Participant's Coverage Amount; and (ii) the right to assign any part or all of the Participant's rights under the Policy to any person, entity or trust by the execution of a written


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

              instrument prescribed by Employer that is delivered to Employer. Employer shall not borrow from, hypothecate, withdraw cash value from, surrender in whole or in part, cancel, or in any other manner encumber a Participant's Policy without the prior written consent of the Participant (or Assignee). Employer shall not take any other action with respect to a Participant's Policy that may reduce the Participant's Coverage Amount without the prior written consent of the Participant (or Assignee).

    6.02 POSSESSION OF POLICY. Employer shall keep possession of the Policy. Employer agrees to make the Policy available to the Participant (or Assignee) or to the Insurer at such times, and on such terms as Employer determines for the sole purposes of endorsing or filing any change of beneficiary or assignment on the Policy.

7.  ALLOCATION OF DEATH BENEFIT

    Upon the death of the Participant (or death of the survivor of the Participant and the Participant's spouse, if the Policy is a Survivorship Policy), the death benefit under the Participant's Policy shall be divided as follows:

         a. The beneficiary(ies) of the Participant (or Assignee) shall be entitled to receive the Participant's Coverage Amount.

         b. The Employer shall be entitled to receive the Employer's Death Benefit, which shall consist of the excess, if any, of the Policy's death benefit over the Participant's Coverage Amount.

    Employer agrees to execute an endorsement to the Policy issued to it by the Insurer providing for the division of the death benefit in accordance with the provisions of this Section.

8.  EMPLOYER DEFAULT

    8.01 EMPLOYER DEFAULT. An Employer Default shall be deemed to have occurred with respect to a Participant's Policy if Employer fails to pay a premium on the Participant's Policy as required under the terms of the Agreement within 60 days after the due date for such Premium, or if Employer processes or attempts to process a policy loan, or a complete or partial surrender, or a cash value withdrawal without prior written approval from Participant (or Assignee).


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

    8.02 RIGHTS UPON EMPLOYER DEFAULT. In the event of an Employer Default as described in Section 8.01, the Participant (or Assignee) shall have the right to require Employer to transfer its interest in the Participant's Policy to Participant (or Assignee). The Participant (or Assignee) may exercise this right by notifying Employer, in writing, within sixty (60) days after the Employer Default occurs. Upon receipt of such notice, Employer shall immediately transfer its rights in the Participant's Policy to the Participant (or Assignee) and Employer shall thereafter have no rights with respect to the Participant's Policy. In addition, if the Policy's cash value is then insufficient to qualify as a Permanent Policy, Employer shall then immediately pay to the Participant (or Assignee) the sum of (a) the additional premium amount required to be paid to qualify such policy as a Permanent Policy, and (b) an amount which, after the payment of the Participant's (or Assignee's) estimate of federal and state income taxes, represents the Participant's (or Assignee's) estimate of state and federal income taxes payable by the Participant (or Assignee) on the payment made under (a) above. A Participant's (or Assignee's) failure to exercise its rights under this Section shall not be deemed to release Employer from any of its obligations under the Plan, and shall not preclude the Participant (or Assignee) from seeking other remedies with respect to the Employer Default. Also, a Participant's (or Assignee's) failure to exercise its rights under this Section will not preclude the Participant (or Assignee) from exercising such rights upon later Employer Default.

9.  GOVERNING LAWS & NOTICES

    9.01 GOVERNING LAW. This Plan shall be governed by and construed in accordance with the substantive law of the state of Georgia without giving effect to the choice of law rules of the state of Georgia.

    9.02 NOTICES. All notices hereunder shall be in writing and sent by first class mail with postage prepaid. Any notice to the Employer shall be addressed to the Attention of AVP-Executive Personnel Matters at BellSouth Corporation, 1155 Peachtree St., NE, Atlanta, GA 30309-3610. Any notice to the Participant (or Assignee) shall be addressed to the Participant (or Assignee) at the address following such party's signature on his/her Agreement. Any party may change its address by giving written notice of such change to the other party pursuant to this Section.


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

10. MISCELLANEOUS PROVISIONS

    10.01 This Plan and any Agreement executed hereunder shall not be deemed to constitute a contract of employment between an Employee and Employer, or a Participant and Employer, nor shall any provision restrict the right of Employer to discharge an Employee or Participant, or to restrict the right of an Employee or Participant to terminate employment.

    10.02 The masculine pronoun includes the feminine and the singular includes the plural where appropriate for valid construction.

    10.03 In order to be eligible to participate in this Plan, the Participant (and, in the case of a Survivorship Policy, the Participant's spouse) shall cooperate with the Insurer by furnishing any and all information requested by the Insurer in order to facilitate the issuance of the policy, including furnishing such medical information and taking such physical examinations as the Insurer may deem necessary. In the absence of such cooperation, Employer shall have no further obligation to the Participant to allow him/her to participate in the Plan.

    10.04 If a Participant (or a Participant's spouse, if the Policy is a Survivorship Policy) commits suicide within two years of the Participant's Policy's issue, or if the Participant (or Participant's spouse, if the Policy is a Survivorship Policy) makes any material misstatement of information or nondisclosure of medical history pertaining to the Policy's issue and dies within two years of the Policy's issue, then no benefits will be payable to the beneficiary(ies) of such Participant (or Assignee, where applicable).

    10.05 In the event of any inconsistency between the terms of this Plan as described herein and the terms of any Policy purchased hereunder or any related Agreement, the terms of such Policy or Agreement shall be controlling as to that Participant, his/her Assignee (if any), his successor-in-interest (if any) and his/her beneficiary or beneficiaries.

11. AMENDMENT, TERMINATION, ADMINISTRATION, AND SUCCESSORS

    11.01 AMENDMENT. The Plan may be modified or amended by Employer at any time, but an amendment will not apply to any Participant (or Assignee) unless such Participant (or Assignee) consents, in writing, to the amendment.


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

    11.02 TERMINATION. Employer may terminate the Plan at any time, but any such termination will not affect the rights of any Participant (or Assignee) unless such Participant (or Assignee) consents, in writing, to such termination.

    11.03 ADMINISTRATION. This Plan shall be administered by the Committee. The Committee, in its sole discretion, shall have the authority to make, amend, interpret, and enforce all rules and regulations for the administration of the Plan, and to decide or resolve all questions, including interpretation of the Plan, as may arise in connection with the Plan. In the administration of this Plan, the Committee may employ agents and delegate to them or to others (including Employees) such administrative duties as it sees fit. The Committee may consult with counsel, who may be counsel to Employer. The decision or action of the Committee (or its designee) with respect to any question arising out of, or in connection with, the administration, interpretation and application of this Plan shall be final and conclusive and binding upon all persons having interest in the Plan. Employer shall indemnify and hold harmless against all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan the members of the Committee and any Employees to whom administrative duties under this Plan are delegated, except in the case of gross negligence or willful misconduct by the Committee.

    11.04 SUCCESSORS. The terms and conditions of this Plan shall inure to the benefit of and bind the Employer and the Participant and their successors, assignees or representatives. The Employer shall have the right to absolutely and irrevocably assign its rights, title and interest in a Policy without the consent of the Participant (or Assignee).

12. CLAIMS PROCEDURE

    12.01 NAMED FIDUCIARY. The Committee is hereby designated as the named fiduciary under this Plan. The named fiduciary shall have authority to control and manage the operation and administration of this Plan.

    12.02 CLAIMS PROCEDURES. Any controversy or claim arising out of or relating to this Plan shall be filed with the Committee which shall make all determinations concerning such claim. Any decision by the Committee denying such claim shall be in writing and shall be delivered to all parties in interest in accordance with the notice


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

              provisions of Section 11.02 herein. Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. This notice of denial of benefits will be provided within ninety (90) days of the Committee's receipt of the claim for benefits. If the Committee fails to notify the claimant of its decision regarding the claim, the claim shall be considered denied, and the claimant shall be permitted to proceed with an appeal as provided for in this Section.

              A claimant who has been completely or partially denied a benefit shall be entitled to appeal this denial of his/her claim by filing a written statement of his/her position with the Committee no later than sixty (60) days after receipt of the written notification of such denial. The Committee shall schedule an opportunity for a full and fair review of the issue within thirty
              (30) days of receipt of the appeal. The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

              Following the review of any additional information submitted by the claimant, either through the hearing process or otherwise, the Committee shall render a decision on the review of the denied claim in the following manner:

              a. The Committee shall make its decision regarding the merits of the denied claim within sixty (60) days following receipt of the request for review (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Committee shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

              b. The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.


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